EXHIBIT 10.56

FIRST AMENDMENT TO LOAN AGREEMENT AND LIMITED WAIVER

This FIRST AMENDMENT TO LOAN AGREEMENT AND LIMITED WAIVER (this “Amendment”) dated as of August 26, 2011, by and among MILLER ENERGY RESOURCES, INC., a Tennessee corporation (“Borrower”), the financial institutions listed on the signature pages hereof and GUGGENHEIM CORPORATE FUNDING, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  Unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Loan Agreement (as defined below).

WITNESSETH:

WHEREAS, Borrower, the Lenders and the Administrative Agent have entered into that certain Loan Agreement, dated as of June 13, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, Borrower has requested that the Administrative Agent and the Lenders (a) amend the Loan Agreement for certain purposes as provided herein, and (b) waive certain Events of Default that have occurred as of the date hereof; and

WHEREAS, the Administrative Agent and the Lenders have agreed to (a) amend the Loan Agreement as provided herein, and (b) waive the Events of Default more particularly described in Section 2 below, in each case, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto do hereby agree as follows:

SECTION 1.

Amendments to Loan Agreement.  Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 3 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Loan Agreement shall be amended in the manner provided in this Section 1.

1.1

Additional Definition.  The following definition shall be and it hereby is added to Section 1.1 of the Loan Agreement in appropriate alphabetical order:

“SOX Compliance Report” means a report in form and substance satisfactory to the Administrative Agent issued by Opportune LLP (or any other Person acceptable to the Administrative Agent) stating that Borrower is compliant with the requirements of the Sarbanes-Oxley Act of 2002, as amended, applicable to Borrower.

1.2

Amended Definitions.  The following definitions in Section 1.1 of the Loan Agreement shall be and they hereby are amended in their respective entireties to read as follows:

“Applicable Margin” means, with respect to any Loan, four and one-half percent (4.5%) per annum; provided that in the event the Administrative Agent has not received the SOX Compliance Report by April 30, 2012, the Applicable Margin shall mean, with respect to any Loan and until such time as the Administrative Agent receives the SOX Compliance Report, six and one-half percent (6.5%) per annum.

“Consolidated G&A Expenses” means, with respect to Borrower and its Subsidiaries for any period, the aggregate of all general and administrative expenses related to activities within the AMI Area, determined on a consolidated basis in accordance with GAAP; provided that for purposes of determining Consolidated Permitted Expenses for any period, the amount of Consolidated G&A Expenses shall not exceed (a) for the period from the Closing Date through and including July 31, 2012, $750,000 per calendar month and (b) for the period from August 1, 2012 through and including the Maturity Date, $500,000 per calendar month; provided, further that in the event Borrower’s Consolidated EBITDA is not greater than $3,000,000 for any Fiscal Quarter during the period set forth in clause (a) above (commencing with the Fiscal Quarter ending October 31, 2011), the threshold amount of Consolidated G&A Expenses set forth in clause (a) above shall be reduced to $500,000 per calendar month (it being understood that if the Borrower’s Consolidated EBITDA is greater than $3,000,000 as of the end of any Fiscal Quarter during the period set forth in clause (a) above (including any Fiscal Quarter ending after a Fiscal Quarter in which the Borrower’s Consolidated EBITDA is not greater than $3,000,000), then the threshold amount of Consolidated G&A Expenses set forth in clause (a) above shall be $750,000 per calendar month).

“Consolidated Net Revenues” means, with respect to Borrower and its Subsidiaries for any calendar month, the sum of (a) the aggregate of all oil and gas revenues and other income (other than Excluded Equity Proceeds) for such calendar month, determined on a consolidated basis in accordance with cash basis accounting, minus (b) Consolidated Permitted Expenses for the immediately preceding calendar month; provided that for purposes of calculating Consolidated Net Revenues for the calendar month ended September 30, 2011, any deposit received by the Borrower or any of its Subsidiaries in such calendar month from Tesoro Alaska Petroleum Company which relates to August 2011 revenue (determined in accordance with GAAP) shall be excluded.

“Consolidated Permitted Expenses” means, with respect to Borrower and its Subsidiaries for any period, the aggregate of the following, to the extent only that Borrower or such Subsidiary has been billed for such or the payment obligation of Borrower or such Subsidiary with respect thereto has otherwise accrued during the relevant period only and to the extent not already deducted in any remittance to Borrower or such Subsidiary and without duplication of any item:  (a) royalties, overriding royalties, and severance and production taxes attributable to the Oil and Gas Properties of Borrower and its Subsidiaries; (b)

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lease operating expenses attributable to the Oil and Gas Properties of Borrower and its Subsidiaries, (c) transportation, processing, and marketing charges and expenses attributable to the Oil and Gas Properties of Borrower and its Subsidiaries; (d) corporate level income taxes of Borrower and its Subsidiaries for such period; (e) fees, costs and expenses of Opportune LLP incurred in connection with assisting Borrower and its Subsidiaries with its accounting procedures and financial reporting (including any fees, costs and expenses relating to its procedures and policy review of Borrower and its Subsidiaries), (f) accrued interest due in respect of the Loans, and (g) Consolidated G&A Expenses; provided that for the calendar months ending August 31, 2011, September 30, 2011, October 31, 2011, November 30, 2011 and December 31, 2011, Consolidated Permitted Expenses may include up to $2,732,436.13 (in the aggregate for all such months) of accounts payable incurred by Borrower prior to August 26, 2011.

1.3

Repayments.  Section 2.4(c)(i) of the Loan Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(i)

Repayments.  Commencing on October 10, 2011 and continuing on the tenth day of each calendar month thereafter until the Maturity Date, Borrower shall repay the outstanding Obligations in an amount equal to 100% of the Borrower’s Consolidated Net Revenues (or in the event no Default or Event of Default exists at such time, 90% of the Borrower’s Consolidated Net Revenues) for the most recently ended calendar month for which the Net Revenues Payment Statement is required to be delivered to Administrative Agent pursuant to Section 6.1(d), to be applied in the following order:

(A)

first, to pay any Lender Group Expenses then due to Administrative Agent or any of the Lenders under the Loan Documents, until paid in full,

(B)

second, to pay any fees then due to Administrative Agent (for its separate account, after giving effect to any agreements between Administrative Agent and the individual Lenders) under the Loan Documents, until paid in full,

(C)

third, to pay any fees then due to any or all of the Lenders (after giving effect to any agreements between Administrative Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

(D)

fourth, ratably to pay accrued interest due in respect of the Loans, until paid in full, and

(E)

fifth, ratably to pay all outstanding principal amounts of the Loans then due and payable, until paid in full;

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On the Maturity Date, Borrower shall repay the aggregate principal amount of all outstanding Loans, together with any accrued and unpaid interest.

1.4

Default Rate.  Section 2.6(b) of the Loan Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(b)

Default Rate.  Upon the occurrence and during the continuation of an Event of Default, all Obligations (except for Lender Hedging Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to (i) the Reference Rate plus (ii) the Applicable Margin plus (iii) two and one-half percent (2.5%).

1.5

Fees.  Section 2.10(a) of the Loan Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(a)

Borrower shall pay to Administrative Agent, for the ratable benefit of the Lenders, (A) a fully earned and non-refundable facility fee in an amount equal to $700,000, which facility fee shall be payable on the Closing Date, and (B) on any date after the Closing Date any Loans are made by the Lenders to Borrower pursuant to this Agreement, a fully earned and non-refundable facility fee in an amount equal to 2.00% of the difference between (x) (i) the aggregate amount of Loans made by the Lenders to Borrower prior to such date plus (ii) the aggregate amount of Loans to be made by the Lenders to Borrower on such date, and (y) the greater of (i) $35,000,000 and (ii) the aggregate amount of Loans made by the Lenders to Borrower prior to such date.

1.6

Fees.  Section 2.10(b) of the Loan Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(b)

Borrower shall pay to Administrative Agent, for its own account, a fully earned and non-refundable annual administrative agency fee in an amount equal to $100,000, which administrative agency fee shall be payable (a) in the case of the first year following the Closing Date, on the Closing Date and thereafter quarterly on the dates and in the amounts set forth in the chart below and (b) in the case of each additional year, annually in advance on each anniversary of the Closing Date prior to the earlier to occur of (i) the date of termination of the Aggregate Commitment and (ii) the Maturity Date.

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Payment Date	Administrative Agency Fee
Closing Date	$30,000.00
October 31, 2011	$23,333.34
January 31, 2012	$23,333.33
April 30, 2012	$23,333.33

1.7

Annual Financial Statements.  Section 6.1(a) of the Loan Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(a)

Annual Financial Statements.  As soon as available, but in any event not later than 90 days after the end of each Fiscal Year of Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by an independent registered public accounting firm acceptable to Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

1.8

Quarterly Financial Statements.  Section 6.1(b) of the Loan Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(b)

Quarterly Financial Statements.  As soon as available, but in any event not later than (i) for the Fiscal Quarters of Borrower ending July 31, 2011 and October 31, 2011, 60 days after the end of each Fiscal Quarter and (ii) for each Fiscal Quarter of Borrower thereafter (other than the last Fiscal Quarter of each Fiscal Year), 45 days after the end of each Fiscal Quarter, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

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1.9

Net Revenues Payment Statement.  Section 6.1(d) of the Loan Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(d)

Net Revenues Payment Statement.  On the third day of each calendar month, commencing on September 3, 2011, a Net Revenues Payment Statement for the immediately preceding calendar month.  For the avoidance of doubt and by way of example, the Net Revenues Payment Statement to be delivered on September 3, 2011 shall be for the calendar month ended August 31, 2011.

1.10

Financial Reporting.  Section 6.1 of the Loan Agreement shall be and it hereby is amended by adding a new clause (j) to the end thereof to read as follows:

(j)

Weekly Cash Flow Reports.  Until such time as the Administrative Agent has received the SOX Compliance Report, as soon as available, but in any event not later than 6:00 p.m. New York City time on Friday of each calendar week, commencing on Friday, September 2, 2011, a weekly cash flow forecast of the Borrower and its Subsidiaries for the forthcoming 13 week period.

1.11

Production Report and Lease Operating Statements.  Section 6.2(a) of the Loan Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(a)

Production Report and Lease Operating Statements.  On the third day of each calendar month following the Closing Date, a report setting forth, for each calendar month during the then current Fiscal Year to date (excluding the most recently ended calendar month) on a year to date comparative basis, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes, capital expenditures and lease operating expenses attributable thereto and incurred for each such calendar month; provided that with respect to any Oil and Gas Properties that do not constitute Cook Inlet Oil and Gas Properties, the production and sales volumes in respect of such Oil and Gas Properties may be set forth in such report in the aggregate and by average price.  For the avoidance of doubt and by way of example, the report to be delivered pursuant to this Section 6.2(a) on September 3, 2011 shall be for each calendar month during the then current Fiscal Year through and including the calendar month ended July 31, 2011.

1.12

Use of Proceeds.  Section 7.14 of the Loan Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

7.14

Use of Proceeds.  Use the proceeds of the Loans for any purpose other than (a) up to $20,000,000 to fund the purchase, customization, transportation and set-up of the Platform Rig; (b) up to $23,000,000 for work-over operations and to drill and complete wells located in the Redoubt Shoal Field in Cook Inlet, Alaska; (c) up to $4,000,000 to drill certain shallow oil development wells in Tennessee; (d) up to $3,500,000 to drill the Otter shallow natural gas prospect and to participate in further development of the Three-Mile Creek oil well, each

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located in Cook Inlet, Alaska; (e) up to $150,000 to fund permitting, design, and engineering plans for the TransForeland Pipeline; (f) up to $300,000 per year to fulfill work commitments under the North and South Licenses associated with the Susitna land parcels; (g) up to $150,000 in deposits, and up to $700,000 in additional acquisition costs, to acquire new working interests in leases located in the Cook Inlet Region in Alaska; (h) up to $500,000 to acquire a new oil tank for storage at the Kustatan production facility; (i) approximately $4,000,000 to pay off the outstanding Indebtedness owed to PlainsCapital Bank under the PlainsCapital Loan Documents; (j) up to $1,400,000 to pay fees and expenses incurred in connection with the Loan Documents; (k) up to $500,000 to satisfy obligations in connection with performance bonds, plug and abandonment work, or other bonding requirements related to development work on Oil and Gas Properties; (l) up to $500,000 to drill the KF-1 natural gas well located in the West McArthur River Unit in Cook Inlet, Alaska; (m) up to $750,000 to fund the acquisition of a blowout preventer stack for the Atlas Copco RD20 drilling rig (Rig #34); (n) up to $500,000 to fund the acquisition of grinding and injection equipment; (o) other amounts up to $1,000,000 to be determined by Administrative Agent in its sole discretion to finance working capital needs of the Loan Parties and (p) other amounts to be determined by the Administrative Agent and the Required Lenders in their sole discretion to finance other working capital needs of the Loan Parties (provided that, in the case of clause (p) above, any Lender shall be deemed to have approved the use of any proceeds of the Loans if such Lender fails to respond to Administrative Agent indicating otherwise within five (5) Business Days after receipt of notice from the Administrative Agent of the request by Borrower to use proceeds of the Loans for other working capital needs of the Loan Parties).  For the avoidance of doubt and without limiting the generality of the foregoing, no proceeds of any Loans may be used, either directly or indirectly, to pay any commissions or fees set forth on Schedule 5.15, unless approved by the Administrative Agent and the Required Lenders.

1.13

Events of Default.  Section 8 of the Loan Agreement shall be and it hereby is amended by (a) deleting the “or” located at the end of clause (p) thereof, (b) deleting the period at the end of clause (q) thereof and substituting in lieu thereof the phrase “; or” and (c) adding a new clause (r) to read as follows:

(r)

If the Borrower is delisted from the New York Stock Exchange, without giving effect to any pending appeals.

1.14

Amendment to Exhibits.  Exhibit B-1 of the Loan Agreement shall be and it hereby is amended by deleting the phrase “and consolidating” located in paragraph 1 thereof.

1.15

Amendment to Schedules.  Schedule M-1 to the Loan Agreement shall be and it hereby is amended and restated in its entirety and replaced with Schedule M-1 attached hereto.

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SECTION 2.

Limited Waiver.

(a)

Events of Default have occurred and are continuing under clause (b) of Section 8 of the Loan Agreement due to (A) the failure of Borrower to deliver the audited financial statements required under Section 6.1(a) of the Loan Agreement for the Fiscal Year ended April 30, 2011 no later than 75 days after the end of such Fiscal Year, together with the Compliance Certificate required under Section 6.1(c) of the Loan Agreement, the certificate setting forth the Hedging Agreements of Borrower and each of its Subsidiaries required under Section 6.1(e) of the Loan Agreement, and the certificate of insurance required under Section 6.1(f) of the Loan Agreement, respectively, (B) the failure of Borrower to deliver by July 30, 2011 the production report and lease operating statements for the calendar month ended June 30, 2011, as required under Section 6.2(a) of the Loan Agreement, (C) the failure of the Borrower to deliver by July 30, 2011 the lease acquisition report for the calendar month ended June 30, 2011, as required under Section 6.2(d) of the Loan Agreement (the Events of Default described in clauses (A), (B) and (C) above are collectively referred to as the “Reporting Defaults”) and (D) the failure to provide the written notice required under Sections 6.2(g) and 6.3 of the Loan Agreement, of the Events of Default occurring as result of the Reporting Defaults (the “Notice Defaults” and together with the Reporting Defaults, the “Specified Events of Default”).

(b)

Subject to the satisfaction of each of the conditions set forth in Section 3 of this Amendment, the Lenders (or at least the required percentage thereof) hereby waive the Specified Events of Default; provided, that, on or before September 2, 2011, Borrower (i) pays to the Administrative Agent for the pro rata benefit of the Lenders interest on the outstanding Obligations at the rate specified in Section 2.6(b) of the Loan Agreement (as amended hereby) for the period from and including July 22, 2011 to but excluding September 2, 2011, (ii) delivers to the Administrative Agent the audited financial statements required under Section 6.1(a) of the Loan Agreement for the Fiscal Year ended April 30, 2011, together with the related Compliance Certificate, list of Hedging Agreements and certificate of insurance as required by Sections 6.1(c), 6.1(e), and 6.1(f) of the Loan Agreement, respectively, (iii) delivers to the Administrative Agent the production report and lease operating statements for the calendar month ended June 30, 2011, as required by Section 6.2(a) of the Loan Agreement, (iv) certifies in the Compliance Certificate delivered pursuant to clause (ii) above that no Oil and Gas Properties were acquired during the calendar month ended June 30, 2011 and (v) delivers to the Administrative Agent Control Agreements for each Collections Account duly executed by each party thereto and otherwise in form and substance satisfactory to the Administrative Agent (it being understood that the failure of the Borrower to comply with any of the foregoing clauses (i) through (v) on or before September 2, 2011 shall constitute an Event of Default).

(c)

Borrower acknowledges and agrees that nothing herein shall be construed as a continuing waiver of the provisions of Sections 6.1(a), 6.1(c), 6.1(e), 6.1(f), 6.2(a), 6.2(d), 6.2(g) and 6.3 of the Loan Agreement or of any other provision of the Loan Agreement or any other Loan Document.  The waiver set forth in this Section 2 is expressly limited as follows: (a) such waiver is limited solely to the Reporting Defaults and the Notice Defaults and (b) such waiver is a limited one-time waiver, and nothing contained herein shall obligate the Lenders to grant any additional or future waiver with respect to Sections 6.1(a), 6.1(c), 6.1(e), 6.1(f), 6.2(a), 6.2(d),

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6.2(g) or 6.3 of the Loan Agreement or any other provision of the Loan Agreement or any other Loan Document.

SECTION 3.

Conditions.  The amendments to the Loan Agreement contained in Section 1 of this Amendment and the limited waiver contained in Section 2 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 3.

3.1

Execution and Delivery.  The Administrative Agent shall have received a duly executed counterpart of (a) this Amendment signed by Borrower and the Lenders (or at least the required percentage thereof) and (b) the Consent and Reaffirmation attached hereto signed by each Guarantor.

3.2

Waiver Fee.  Borrower shall have paid to the Administrative Agent, for the pro-rata benefit of the Lenders, a fully earned and non-refundable waiver fee in an amount equal to $115,593.46.

3.3

No Default.  After giving effect to this Amendment, no Default or Event of Default shall exist under the Loan Agreement or any other Loan Document.

3.4

Other Documents.  The Administrative Agent shall have received such other instruments, certificates and documents incidental and appropriate to the transaction provided for herein as the Administrative Agent or its special counsel may reasonably request prior to the date hereof, and all such documents shall be in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 4.

Representations and Warranties of Borrower.  To induce the Lenders to enter into this Amendment, Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

4.1

Corporate Authority; No Conflicts.  The execution, delivery and performance by Borrower of this Amendment and all other documents, instruments and agreements contemplated herein has been duly authorized by all necessary corporate action, and do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations U and X of the Federal Reserve Board) applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract or other material contractual obligation or material lease of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of stockholders of Borrower or any approval or consent of any Person under any Material Contract or other material contractual obligation of Borrower, except for any such approval or consent that has been obtained.

4.2

Governmental Authorization.  Other than any required filings with the SEC, the execution, delivery, and performance by Borrower of this Amendment does not and will not

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require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

4.3

Binding Effect.  This Amendment, when executed and delivered by Borrower, will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

4.4

No Default.  After giving effect to this Amendment, no Default or Event of Default will exist under the Loan Agreement or any other Loan Document.

4.5

Representations and Warranties.  The representations and warranties made by each Loan Party contained in the Loan Agreement and the other Loan Documents are true and correct in all respects on the date hereof, after giving effect to the effectiveness of this Amendment, as if made on and as of such date (except to the extent such representations and warranties expressly relate, by their terms, to a specific earlier date, in which case they shall be true and correct in all respects on and as of such earlier date).

SECTION 5.

Reference to and Effect on the Loan Documents.

5.1

Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

5.2

Except as specifically amended above, the Loan Agreement and all other Loan Documents, are and shall continue to be in full force and effect in accordance with their respective terms and are hereby in all respects ratified and confirmed by Borrower.  Without limiting the generality of the foregoing, the Liens granted pursuant to the Security Agreements and all of the Liens of the Administrative Agent in the Collateral described therein do and shall continue to secure the payment and performance of all of the Obligations.

5.3

The execution, delivery and effectiveness of this Amendment shall not (i) affect or impair the liabilities, duties and obligations of any Loan Party under the Loan Agreement or any other Loan Document or (ii) except as expressly set forth in Section 2, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

5.4

This Amendment shall be deemed to constitute a Loan Document for all purposes and in all respects.

SECTION 6.

Legal Expenses.  Borrower agrees to pay promptly all reasonable out of pocket costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out of pocket

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expenses of legal counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.

SECTION 7.

Opportune Fees and Expenses.  Borrower hereby acknowledges and agrees that, pursuant to Section 11.1 of the Loan Agreement all of the out of pocket fees, costs and expenses incurred by the Administrative Agent in connection with the procedures and policy review performed by Opportune LLP, an independent contractor of Agent, at the offices of Borrower commencing on August 2, 2011, and the expenses incurred by representatives of the Administrative Agent in connection with any visits, inspections or examinations with respect to any Loan Party or in connection with such procedures and policy review shall be paid by Borrower.

SECTION 8.

Further Assurances.  Borrower covenants and agrees from time to time, as and when requested by the Administrative Agent or the Lenders, to execute and deliver or cause to be executed or delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Administrative Agent or the Lenders may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment, the Loan Agreement and the other Loan Documents.

SECTION 9.

Binding Agreement.  This Amendment shall be binding on the parties hereto and their respective successors and assigns; provided, however, that Borrower may not assign or delegate any of its rights or obligations hereunder without the prior written consent of the Administrative Agent.

SECTION 10.

Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

SECTION 11.

Governing Law.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 12.

Headings.  The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

SECTION 13.

Severability.  Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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SECTION 14.

Entire Agreement.  THIS AMENDMENT, THE LOAN AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

SECTION 15.

Release.  EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL, OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS.  EACH LOAN PARTY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE ADMINISTRATIVE AGENT AND THE LENDERS, THEIR PREDECESSORS, AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH SUCH LOAN PARTY MAY NOW HAVE AGAINST THE ADMINISTRATIVE AGENT OR THE LENDERS, THEIR PREDECESSORS, AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR THE LOAN DOCUMENTS, AND/OR NEGOTIATION OF, OR EXECUTION OF, THIS AMENDMENT.

[Signature Pages Follow]

Miller Energy

First Amendment to Loan Agreement– Page 12

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized officers to be effective as of the date first above written.

BORROWER:

MILLER ENERGY RESOURCES, INC.,

a Tennessee corporation

By:

/s/ Paul W. Boyd

Name:

Paul W. Boyd

Title:

Chief Financial Officer

Miller Energy

First Amendment to Loan Agreement

Signature Page
95181192

ADMINISTRATIVE AGENT AND LENDERS:

GUGGENHEIM CORPORATE FUNDING, LLC, as Administrative Agent for the Lenders

By:

/s/ William Hagner

Name:

William Hagner

Title:

Senior Managing Director

GUGGENHEIM ENERGY OPPORTUNITIES FUND, L.P., as a Lender

By:

Guggenheim Investment Management, LLC,

as its Investment Manager

By:

/s/ Michael Damaso

Name:

Michael Damaso

Title:

Senior Managing Director

Miller Energy

First Amendment to Loan Agreement

Signature Page
95181192

CITIBANK, N.A.,

as a Lender

By:

/s/ Don Dimitrievich

Name:

Don Dimitrievich

Title:

Vice President

Miller Energy

First Amendment to Loan Agreement

Signature Page
95181192

BRISTOL INVESTMENT FUND, LTD.,

as a Lender

By:

/s/ Paul Kessler

Name:

Paul Kessler

Title:

Director

Miller Energy

First Amendment to Loan Agreement

Signature Page
95181192

WP GLOBAL MEZZANINE CAPITAL STRATEGY (RLA) LP

By:

WP Mezzanine GP II LLC, its General Partner

By:

/s/ Gregory J. Jania

Name:

Gregory J. Jania

Title:

Authorized Signatory

WP GLOBAL MEZZANINE CAPITAL STRATEGY II LP

By:

WP Mezzanine GP II LLC, its General Partner

By:

/s/ Gregory J. Jania

Name:

Gregory J. Jania

Title:

Authorized Signatory

Miller Energy

First Amendment to Loan Agreement

Signature Page
95181192

SCHEDULE M-1

Make-Whole Premium

The Make-Whole Premium shall equal the lowest amount that provides the Lenders with both (a) a return on the aggregate amount of Loans made by the Lenders pursuant to Section 2.1 of 1.25x and (b) (i) if the Make-Whole Payment Date (as defined in the definition of Make-Whole Premium) occurs on or prior to June 30, 2012, a twenty-five percent (25.0%) internal rate of return on the aggregate amount of Loans made by the Lenders pursuant to Section 2.1, (ii) if the Make-Whole Payment Date occurs at any time from and after July 1, 2012 through and including December 31, 2012, a thirty percent (30.0%) internal rate of return on the aggregate amount of Loans made by the Lenders pursuant to Section 2.1, and (iii) if the Make-Whole Payment Date occurs at any time from and after January 1, 2013, a thirty-five percent (35.0%) internal rate of return on the aggregate amount of Loans made by the Lenders pursuant to Section 2.1; provided, that for purposes of determining the Make-Whole Premium, the calculation of the Lenders’ return pursuant to clause (a) above and internal rate of return pursuant to clause (b) above shall be reasonably determined by the Administrative Agent and a certificate from the Administrative Agent as to the calculation of the Make-Whole Premium shall be conclusive for all purposes under this Agreement, absent manifest error.  For the avoidance of doubt, the calculation of the Lenders’ return pursuant to clause (a) above and internal rate of return pursuant to clause (b) above shall (x) include all facility fees payable pursuant to Section 2.10(a) and all interest accrued on the Loans (other than any default interest accrued on the Loans pursuant to Section 2.6(b) that is not otherwise applicable to the Loans pursuant to Section 2.6(a)), in each case, that has been received by the Administrative Agent and the Lenders on or prior to the Make-Whole Payment Date, but (y) exclude the waiver fee paid to the Administrative Agent, for the pro-rata benefit of the Lenders, pursuant to the First Amendment to Loan Agreement and Limited Waiver, dated as of August 26, 2011, and any other amendment, waiver or consent fees paid to the Administrative Agent and/or the Lenders pursuant to any amendment, waiver or consent executed in connection with the Loan Agreement and the other Loan Documents.

Miller Energy

First Amendment to Loan Agreement

Schedule M-1
95181192

CONSENT AND REAFFIRMATION

The undersigned (each a “Guarantor”) hereby (i) acknowledges receipt of a copy of the foregoing First Amendment to Loan Agreement and Limited Waiver (the “First Amendment”); (ii) consents to the Borrower’s execution and delivery thereof; (iii) agrees to be bound by the terms of the First Amendment, including, without limitation, the release contained in Section 15 thereof; (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the Obligations pursuant to the terms of the Guarantee and Collateral Agreement in favor of the Administrative Agent or the Liens granted by it pursuant to the terms of the Guarantee and Collateral Agreement and the other Security Agreements to which it is a party securing payment and performance of the Obligations and (v) reaffirms that the Guarantee and Collateral Agreement and the other Loan Documents to which it is a party and such Liens are and shall continue to remain in full force and effect and are hereby ratified and confirmed in all respects.  Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, each Guarantor understands that neither the Administrative Agent nor any of the Lenders have any obligation to inform any Guarantor of such matters in the future or to seek any Guarantor’s acknowledgment or agreement to future amendments or waivers for the Guarantee and Collateral Agreement and other Loan Documents to which it is a party to remain in full force and effect, and nothing herein shall create such duty or obligation.

[SIGNATURE PAGES FOLLOW]

Miller Energy

First Amendment to Loan Agreement

Consent and Reaffirmation
95181192

IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation on and as of the date of the First Amendment.

GUARANTORS:

MILLER DRILLING, TN LLC

By:

MILLER ENERGY RESOURCES, INC.,

its Sole Member

By:

/s/ Paul W. Boyd

Name:

Paul W. Boyd

Title:

CFO

MILLER ENERGY SERVICES, LLC

By:

MILLER ENERGY RESOURCES, INC.,

its Sole Manager

By:

/s/ Paul W. Boyd

Name:

Paul W. Boyd

Title:

CFO

MILLER ENERGY GP, LLC

By:

MILLER ENERGY RESOURCES, INC.,

its Sole Manager

By:

/s/ Paul W. Boyd

Name:

Paul W. Boyd

Title:

CFO

MILLER RIG & EQUIPMENT, LLC

By:

MILLER ENERGY RESOURCES, INC.,

its Sole Manager

By:

/s/ Paul W. Boyd

Name:

Paul W. Boyd

Title:

CFO

COOK INLET ENERGY, LLC

By:  /s/ Walter J. Wilcox, II

Name:

Walter J. Wilcox, II

Title:

President

EAST TENNESSEE CONSULTANTS, INC.

By:  /s/ Douglas G. Melton

Name: Douglas G. Melton

Title:

Vice President

EAST TENNESSEE CONSULTANTS II, L.L.C.

By:  /s/ Douglas G. Melton

Name:

Douglas G. Melton

Title:

Manager

2